UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2017, Hubbell Incorporated (the “Company”) completed a public offering of $300 million aggregate principal amount of its 3.150% Senior Notes due 2027 (the “New Notes”). The offering of the New Notes was made pursuant to the prospectus supplement dated July 31, 2017 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 1, 2017 (the “Prospectus Supplement”) and the prospectus dated February 16, 2016 that forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-209532) filed with the SEC on February 16, 2016.

The New Notes were sold pursuant to an underwriting agreement, dated July 31, 2017, between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule I thereto. The New Notes were issued under the Indenture, dated as of September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of August 3, 2017 (the “Fourth Supplemental Indenture,” and the Base Indenture as heretofore supplemented and as supplemented by the Fourth Supplemental Indenture, the “New Notes Indenture”), between the Company and the Trustee.

The net proceeds from the offering were approximately $294.6 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering of the New Notes to effect the Redemption (as defined below). The Company intends to use any remaining net proceeds from the offering for general corporate purposes.

The New Notes will bear interest at a rate of 3.150% per annum from August 3, 2017. Interest on the New Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2018. The New Notes will mature on August 15, 2027.

The Company may redeem all or part of the New Notes at any time prior to maturity at the redemption prices set forth in the New Notes Indenture.

In the event of a change in control triggering event (as defined in the Fourth Supplemental Indenture), the holders of the New Notes may require the Company to purchase for cash all or a portion of their New Notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the repurchase date.

The New Notes will be the Company’s unsecured, unsubordinated obligations, ranking equally in right of payment with the Company’s other existing and future unsecured, unsubordinated indebtedness from time to time outstanding (including, without limitation, indebtedness under the Company’s revolving credit facility, its 3.625% Senior Notes due 2022 and its 3.350% Senior Notes due 2026), and effectively subordinated in right of payment to all of the Company’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The New Notes will be exclusively obligations of the Company and will not be guaranteed by any of its subsidiaries. As a result, the New Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of such subsidiaries.

The New Notes Indenture also contains customary covenant and event of default provisions.

Please refer to the Prospectus Supplement for additional information regarding the offering and the terms and conditions of the New Notes. The foregoing summary of the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Fourth Supplemental Indenture and the form of the New Notes, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the New Notes is incorporated into this Item 2.03 by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On August 3, 2017, a notice of redemption was given to holders of the Company’s 5.95% Senior Notes due 2018 (the “Existing Notes”), issued by the Company under the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of June 2, 2008 (the “First Supplemental Indenture,” and the Base Indenture as heretofore supplemented and as supplemented by the First Supplemental Indenture, the “Existing Notes Indenture”), between the Company and the Trustee, which Existing Notes have a stated maturity date of June 1, 2018.

As a result, on September 2, 2017 (the “Redemption Date”), all of the $300,000,000 outstanding aggregate principal amount of the Existing Notes will be redeemed (the “Redemption”). The redemption price with respect to the Existing Notes will be equal to the greater of: (i) 100% of the principal amount of the Existing Notes; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined in the Existing Notes Indenture), plus 30 basis points, plus accrued interest thereon to the Redemption Date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 1995, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.2	Fourth Supplemental Indenture, dated as of August 3, 2017, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee.

4.3	Form of 3.150% Senior Notes due 2027 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 3, 2017.

5.2	Opinion of Shipman & Goodwin LLP, dated August 3, 2017.

12.1	Statement regarding the computation of ratio of earnings to fixed charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated August 3, 2017 (included in Exhibit 5.1).

23.2	Consent of Shipman & Goodwin LLP, dated August 3, 2017 (included in Exhibit 5.2).

Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s expectations regarding manufacturing efficiency, expected capital resources, expenses, employer contributions, liquidity, financial performance, pension funding and results of operations and are based on our reasonable current expectations. In addition, all statements regarding restructuring plans and expected associated costs and benefits, expected future financial performance, expected outcome of legal proceedings, or improvement in operating results, anticipated changes in tax rates, anticipated market conditions, potential future acquisitions, enhancement of shareholder value, and productivity initiatives are forward-looking. Forward-looking statements may be identified by the use of words, such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “should”, “plan”, “estimated”, “predict”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending,” “target”, “goals”, “scheduled”, “will likely be” and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; restructuring actions; general economic and business conditions; foreign exchange rates; and competition. Important factors, among others, that could cause the Company’s actual results and future actions to differ materially from those described in forward-looking statements are described in the Company’s filings with the SEC, including without limitation the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequently filed Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2017

HUBBELL INCORPORATED
By:	/s/ An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 1995, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.2	Fourth Supplemental Indenture, dated as of August 3, 2017, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee.

4.3	Form of 3.150% Senior Notes due 2027 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 3, 2017.

5.2	Opinion of Shipman & Goodwin LLP, dated August 3, 2017.

12.1	Statement regarding the computation of ratio of earnings to fixed charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated August 3, 2017 (included in Exhibit 5.1).

23.2	Consent of Shipman & Goodwin LLP, dated August 3, 2017 (included in Exhibit 5.2).